Exhibit 23.1 — Consent of BDO USA, LLP

Consent of Independent Registered Public Accounting Firm

U.S. Global Investors, Inc.

San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158182, 333-158926, 333-25699 and 033-33012) of U.S. Global Investors, Inc., of our report dated September 1, 2022, except for the impact of the restatement discussed in Note 1 as to which the date is May 19, 2023, which appears in this Form 10-K/A-2.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

May 19, 2023